Calculation of Filing Fee Tables
S-3
IonQ, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(r)	18,021,265	$ 55.49	$ 999,999,994.85	0.0001531	$ 153,100.00
Fees to be Paid	2	Equity	Pre-funded warrants to purchase Common Stock	Other	3,855,557		$ 0.00	0.0001531	$ 0.00
Fees to be Paid	3	Equity	Warrants to purchase Common Stock	Other	36,042,530		$ 0.00	0.0001531	$ 0.00
Fees to be Paid	4	Equity	Common Stock issuable upon exercise of warrants	457(r)	36,042,530	$ 99.88	$ 3,599,927,896.40	0.0001531	$ 551,148.96
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 4,599,927,891.25		$ 704,248.96
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 704,248.96
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Includes 3,855,557 shares of the registrant's common stock that are issuable upon the exercise of pre-funded warrants referenced below.

[2]	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Represents the sum of the pre-funded warrants sales price of $55.4899 per pre-funded warrant and the exercise price of $0.0001 per share of common stock issuable pursuant to the pre-funded warrants. Pursuant to Rule 457(g), the entire fee is allocated to the common stock underlying the pre-funded warrants.

[3]	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457(g), the entire fee is allocated to the common stock underlying the warrants.

[4]	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Represents shares of common stock issuable upon the exercise of the warrants. Each warrant will entitle the warrant holder to purchase one share of common stock at a price of $99.88 per share.